UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 1, 2011

Amarin Corporation plc

(Exact name of registrant as specified in its charter)

England and Wales	0-21392	Not applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

First Floor, Block 3, The Oval, Shelbourne Road, Ballsbridge, Dublin 4, Ireland		Not applicable
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: +353 1 6699 020

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Information.

On June 1, 2011, Amarin Corporation plc (the “Company”) filed a prospectus supplement (the “Prospectus Supplement”) registering up to 625,067 American Depositary Shares (“ADSs”), with each ADS representing one of the Company’s ordinary shares, par value £0.50 per share (the “Ordinary Shares”), under the Company’s effective registration statement on Form S-3 (File No. 333-173132) previously filed with the Securities and Exchange Commission on March 29, 2011. The Prospectus Supplement registers ADSs underlying warrants issued in June 2007 (the “June 2007 Warrants”) for the purchase of up to 55,737 ADSs and also registers ADSs underlying warrants issued in December 2007 (the “December 2007 Warrants” and, together with the June 2007 Warrants, the “Warrants”) for the purchase of up to 569,330 ADSs. The ADSs will be issued, if at all, upon exercise of the June 2007 Warrants, at an exercise price of $7.20 per share, and/or upon exercise of the December 2007 Warrants, at an exercise price of $1.17 per share. The Prospectus Supplement does not relate to the Company’s issuance of additional Ordinary Shares or ADSs beyond the 625,067 shares subject to the Warrants. The Company will receive the proceeds from the exercise of the Warrants, but not from any subsequent sale of the Ordinary Shares or ADSs underlying the Warrants.

A form of December 2007 Warrant and June 2007 Warrant are attached to this report as Exhibit 4.1 and Exhibit 4.2, respectively, and are hereby incorporated by reference. A copy of the opinion of K&L Gates LLP relating to the legality of the issuance and sale of the ADSs upon exercise of the Warrants is attached as Exhibit 5.1 hereto.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Form of December 2007 Warrant

4.2	Form of June 2007 Warrant

5.1	Opinion of K&L Gates LLP

23.1	Consent of K&L Gates LLP (included in Exhibit 5.1)

*    *     *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 1, 2011	Amarin Corporation plc

	By:	/s/ John Thero
John Thero
President